                                                                    EXHIBIT 99.1

                                   EXHIBIT 3

MID-CONTINENT REFINERIES (NORTH DAKOTA & UTAH)

                                              SEPT. 2001
                                              ----------
THROUGHPUT (Mbpd)(a)
   Heavy Crude                                     11.3
   Light Crude                                     94.3
   Other Feedstocks                                 0.2
                                              ---------
      TOTAL THROUGHPUT (Mbpd)                     105.8
                                              =========

YIELD (Mbpd)(a)
   Gasoline & Gasoline Blendstocks                 55.7
   Jet Fuel                                         9.5
   Diesel Fuel                                     30.3
   Heavy Oils, Residual Products & Other           13.2
                                              ---------
      TOTAL YIELD (Mbpd)                          108.7
                                              =========

GROSS REFINING MARGIN ($/THROUGHPUT bbl)(b)   $   12.91


NOTES:

(a) The Mid-Continent refineries were acquired from BP p.l.c. on September 6, 2001. Tesoro's 2001 third quarter results include 25 days of operations related to these new refineries. The volumes for 2001 above include amounts since the date of acquisition.

(b) In the 3Q 2001, the Mid-Continent refineries contributed $13 million to Tesoro's operating profit.

See Exhibit 9 for historical and pro forma information related to the acquired assets.



                                                                               5

                                                            Revised on 12/03/01
                                                            (Unaudited)